8-K 1 eightksp.htm BAB, INC. - 8-K STOCK SPLIT

FORM 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Mark One)

Date of Report
December 19, 2002

BAB, Inc.

(Name of small business issuer in its charter)

Delaware	Commission file number	36-4389547
(State or other jurisdiction of incorporation or organization)	0-31555	(I.R.S. Employer Identification No.)

8501 West Higgins Road, Suite 320, Chicago, Illinois 60631

(Address of principal executive offices) (Zip Code)

Issuer's telephone number (773) 380-6100

Item 1. Changes in Control of Registrant	Not Applicable

Item 2. Acquisition or disposition of Assets	Not Applicable

Item 3. Bankruptcy or Receivership	Not Applicable

Item 4. Changes in Registrant's Certifying Accountant	Not Applicable

Item 5. Other Events	On December 16, 2002, BAB INC., by unanimous consent of the Board of Directors, approved a 4-for-1 stock split to shareholders of record on January 6, 2003, and payable to shareholders on January 20, 2003, which was announced in the attached press release issued on December 18, 2002.

Item 6. Resignations of Registrant's Directors	Not Applicable

Item 7. Financial Statements and Exhibits	Not Applicable

Item 8. Change in Fiscal Year	Not Applicable

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)
/s/ Michael W. Evans
December 19, 2002	(Signature)
(Date)	Michael W. Evans, Chief Executive Officer